As filed with the Securities and Exchange Commission on May 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIMECAST LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bailiwick of Jersey	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Peter Bauer

Chief Executive Officer

1 Finsbury Avenue

London EC2M 2PF

United Kingdom

(Address of Principal Executive Offices)

Mimecast Limited 2015 Share Option and Incentive Plan

(Full Title of the Plan)

Mimecast North America, Inc.

191 Spring Street

Lexington, MA 02421

Attention: Rafeal Brown

(Name and Address of Agent For Service)

+1 781 996 5340

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark J. Macenka Michael J. Minahan Goodwin Procter LLP 100 Northern Avenue Boston, MA 021210 Tel: (617) 570-1000	Robert P. Nault Mimecast North America, Inc. 191 Spring Street Lexington, MA 02421 (781) 996-5340

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Mimecast Limited 2015 Share Option and Incentive Plan (unallocated ordinary shares reserved for issuance)	Ordinary Shares, nominal value $0.012 per share	3,124,281 (2)	$37.49	$117,129,295	$15,203
TOTAL		3,124,281	—	$117,129,295	$15,203

(1)

This Registration Statement on Form S-8 covers (i) ordinary shares, nominal value $0.012 per share, of Mimecast Limited, issuable pursuant to the Mimecast Limited 2015 Share Option and Incentive Plan (the “2015 Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be issuable under such plan resulting from forward or reverse share splits, share dividends, bonus share issuances or similar transactions.

(2)

Represents an automatic increase to the number of shares available for issuance under the 2015 Plan, effective January 1, 2020. Shares available for issuance under the 2015 Plan were previously registered on (i) a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December 08, 2015 (Registration No. 333-208384), (ii) a registration statement on Form S-8 filed with the SEC on May 26, 2017 (Registration No. 333-218286), (iii) a registration statement on Form S-8 filed with the SEC on May 29, 2018 (Registration No. 333-225260), and (iv) a registration statement on Form S-8 filed with the SEC on May 29, 2019 (Registration No. 333-231792).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s ordinary shares as reported on the Nasdaq Global Select Market on May 18, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be delivered to the participants in the Mimecast Limited 2015 Share Option and Incentive Plan (the “2015 Plan”) covered by this Registration Statement on Form S-8 (the “2020 Registration Statement”) as required by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not required to be filed with the Securities and Exchange Commission (the “SEC”) as part of the 2020 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This 2020 Registration Statement registers additional ordinary shares of Mimecast Limited (the “Registrant”) under the 2015 Plan, for which a Registration Statement on Form S-8 was originally filed with the SEC on December 8, 2015 (Registration No. 333-208384). The number of ordinary shares of the Registrant available for grant and issuance under the 2015 Plan is subject to an annual increase on the first day of each calendar year starting on January 1, 2016, by an amount equal to five percent of the number of ordinary shares issued and outstanding on the immediately preceding December 31 or such lesser number as determined by the Registrant’s Board of Directors. Accordingly, on January 1, 2020, the number of ordinary shares reserved and available for issuance under the 2015 Plan increased by 3,124,281 shares. This 2020 Registration Statement registers such additional shares of the Registrant’s ordinary shares.

Pursuant to General Instruction E to Form S-8, the contents of the following previously filed Registration Statements on Form S-8 are incorporated by reference and made a part hereof:

•	Registration Statement on Form S-8 filed with the SEC on December 08, 2015 (Registration No. 333-208384);
•	Registration Statement on Form S-8 filed with the SEC on May 26, 2017 (Registration No. 333-218286);
•	Registration Statement on Form S-8 filed with the SEC on May 29, 2018 (Registration No. 333-225260); and
•	Registration Statement on Form S-8 filed with the SEC on May 29, 2019 (Registration No. 333-231792).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this Registration Statement on Form S-8.

EXHIBIT INDEX

Number	Description	Notes

4.1	Articles of Association	Incorporated by reference to Exhibit No. 3.2 to the registration statement on Form F-1 (File No. 333-207454)
4.2	Specimen certificate evidencing ordinary shares of the Registrant	Incorporated by reference to Exhibit No. 4.1 to the registration statement on Form F-1 (File No. 333-207454)

5.1	Opinion of Mourant Ozannes, Jersey legal counsel of the Registrant	Filed herewith

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Mourant Ozannes (included in Exhibit No. 5.1)	—

24.1	Power of attorney (included on the signature pages of this registration statement)	—

99.1	Mimecast Limited 2015 Share Option and Incentive Plan	Incorporated by reference to Exhibit No. 10.9 to the registration statement on Form F-1 (File No. 333-207454)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on May 22, 2020.

MIMECAST LIMITED

By:	/s/ Peter Bauer
Name:	Peter Bauer
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mimecast Limited, hereby severally constitute and appoint Peter Bauer, Rafeal Brown, Christopher Dollase, and Robert P. Nault, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as indicated below to enable Mimecast Limited to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Bauer Peter Bauer	Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2020

/s/ Rafeal Brown Rafeal Brown	Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2020

/s/ Aron Ain Aron Ain	Director	May 22, 2020

/s/ Alpna J. Doshi Alpna J. Doshi	Director	May 22, 2020

/s/ Christopher FitzGerald Christopher FitzGerald	Director	May 22, 2020

/s/ Neil Murray Neil Murray	Director	May 22, 2020

/s/ Robert P. Schechter Robert P. Schechter	Director	May 22, 2020

/s/ Hagi Schwartz Hagi Schwartz	Director	May 22, 2020
/s/ Stephen M. Ward Stephen M. Ward	Director	May 22, 2020

MIMECAST NORTH AMERICA, INC.

Authorized U.S. Representative

By:	/s/ Rafeal Brown
Name:	Rafeal Brown
Title:	Chief Financial Officer
Date:	May 22, 2020